BELIVE HOLDINGS

SHARE OPTION SCHEME 2023

(approved by ordinary resolution passed on 17 July 2023)

Contents

Share Option Scheme 2023

1 Introduction and Rationale

1.1 Purposes

1.1.1 The Company has established these Rules to govern the Scheme.

1.1.2 The purposes of the Scheme are to:

(a) provide incentive to the Grantees by enabling them to participate in the future sale or Qualified Listing of the Company;

(b) attract, motivate and retain Eligible Participants; and

(c) align the interests of the Grantees more closely with the Shareholders of the Company and provide greater incentive for the Grantees to focus on long-term goals of the Group.

1.2 The Scheme contemplates the award of Employee Shares to the Grantees (subject to the terms and conditions herein).

2 Definitions and Interpretation

2.1 Definitions

In this agreement, unless the context indicates otherwise the following words and phrases mean:

"**Acceptance Form**" means the form of acceptance substantially set out in the form attached to the Invitation.

"**Acceptance Period**" means thirty (30) Business Days from the relevant Grant Date or such other period as determined by the Scheme Committee and set out in the Invitation.

"**Applicable Laws**" means any law, treaty, statute, ordinance, code, rule or regulation of any Government Authority or any Order.

"**Articles**" means the memorandum and articles of association of the Company, as amended from time to time.

"**Attorney**" has the meaning given to it in Rule 17.

"**BeLive BVI**" means BeLive Technology Group Ltd, a company incorporated under the laws of the British Virgin Islands (company number: 2119399) with a registered office at CCS Trustees Limited, Mandar House, 3rd Floor, Johnson's Ghut, Tortola, British Virgin Islands, a wholly-owned subsidiary of the Company.

"**BeLive Singapore**" means BeLive Technology Pte. Ltd., a company incorporated under the laws of Singapore (UEN: 201417743R) with a registered office at 29 Media Circle #09-06, Alice@Mediapolis, Singapore 138565, a wholly-owned subsidiary of BeLive BVI.

"**BeLive Vietnam**" means BeLive Technology (Vietnam) Company Limited, a company incorporated under the laws of Vietnam (enterprise number and tax code: 0316909144) with

a registered office at 133, Duong Ba Trac, Ward 1, District 8, Ho Chi Minh City, Vietnam, a wholly-owned subsidiary of BeLive Singapore.

"**Board**" means the board of Directors of the Company.

"**BSIP BVI**" means BSIP (BVI) COMPANY LIMITED, a company incorporated under the laws of the British Virgin Islands (company number: 2087839) with a registered office at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands, that shall, at all times, be a shareholder of the Company holding no more than 15% of the total shareholding of the Company.

"**Business Day**" means a day on which trading banks are open for business, excluding a Saturday, Sunday or a public holiday in the Cayman Islands, the British Virgin Islands and Singapore.

"**Change in Control**" means:

(a) a transaction or series of related transactions in which a person or group of affiliated persons would become the holder of, directly or indirectly, more than 50% of the outstanding voting securities of the Company or such other surviving or resulting entity;

(b) any amalgamation, consolidation or merger of the Company (or other corporate reorganization of similar nature), in which the holders of outstanding voting securities of the Company immediately prior to such amalgamation, consolidation or merger (or similar transaction) hold, directly or indirectly, less than 50% of the outstanding voting securities of the Company or of the surviving or resulting entity immediately after such amalgamation, consolidation or merger (or similar transaction); or

(c) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company.

For the purposes of this definition, "**affiliated person**" (including its correlative meanings, "**affiliated persons**") means with respect to any specified person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such specified person. "**Control**" (including its correlative meanings, "**controlled by**", "**controls**" and "**under common control with**") means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the outstanding voting securities of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

"**Company**" means BeLive Holdings, a company incorporated under the laws of the Cayman Islands (company number: 398086) with a registered office at 71 Fort Street, PO Box 500, George Town, Grand Cayman, KY1-1106, Cayman Islands.

"**Director**" means a director of any Group Company.

"**Eligible Participant**" has the meaning given to it in Rule 4.2.1. For the avoidance of doubt, the Eligible Participant must have attained the age of 21 years on the Grant Date, is not an undischarged bankrupt and has not entered into any composition with creditors.

“**Employee**” means a person who is employed under a contract of service by any Group Company (including Directors, executives or officers, full-time or part-time employees and consultants). For the purposes of the application of these Rules, any reference in these Rules to “**employ**” or “**employment**” shall be construed accordingly in such manner as the Scheme Committee deems appropriate in the context of the relationship between such person and such Group Company.

“**Employee Option**” means a right to subscribe for an Employee Share as set out in, and subject to the terms and conditions of, these Rules.

“**Employee Share**” means the ordinary share in the Company, allotted and issued to a Grantee or BSIP BVI (and such Employee Shares shall be held in trust pursuant to the Trust Deed), as may be decided by the Scheme Committee in its sole and absolute discretion under an Invitation upon exercise of a vested Employee Option.

“**Exercise Period**” means the periods of time during which the Employee Options may be exercised as determined by the Scheme Committee in the relevant Invitation.

“**Exercise Price**” means the price payable per Employee Share on a vested Employee Option by the Grantee as specified by the Scheme Committee in the relevant Invitation, after making appropriate adjustment, if any.

“**Expiry Date**” means the earliest of the following dates**:**

(a) the date which is five (5) years after the Grant Date of that Employee Option; or

(b) such other date as the Scheme Committee determines in its discretion with respect to that Employee Option at the time of the grant of that Employee Option.

“**Government Authority**” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any country, territory, province, state, country, city or other political subdivision (including in the Cayman Islands, the British Virgin Islands and Singapore).

“**Grant Date**” means the date on which Employee Options are granted to and registered in the name of a Grantee (or BSIP BVI as the case may be) (as specified in the relevant Invitation).

“**Grantee**” means an Eligible Participant who has been granted Employee Options under Rule 3 of this Scheme.

“**Group**” means the Company, BeLive BVI, BeLive Singapore and BeLive Vietnam and “**Group Company**" means any one of them.

“**Invitation**” means a written invitation to an Eligible Participant to participate in the Scheme, issued by the Scheme Committee under Rule 4.1, substantially in the form set out in Schedule 1 to these Rules.

“**Liquidity Event**” means a Change in Control or a Qualified Listing.

“**Maximum Size**”, in relation to the total number of Employee Shares to be issued under the Scheme, being no more than 5,900,000 Shares under the Scheme, inclusive of and taking into account the shareholding of BSIP BVI in the Company), from time to time.

“**Notice of Exercise**” means a duly completed notice of exercise of a vested Employee Option in respect of which any Performance Conditions have been satisfied and signed by the Grantee, in a form approved by the Scheme Committee from time to time, and lodged in accordance with Rule 7.

“**Order**” means any writ, judgment, decree, injunction, award or similar order of any Government Authority (in each case whether preliminary or final).

“**Performance Conditions**” means, in respect of an Employee Option held by a Grantee (or BSIP BVI as the case may be), the performance, vesting or other conditions, if any, determined by the Scheme Committee under Rule 4.1.2(f) and specified in the Invitation in relation to those Shares, being conditions which must be met before an Employee Option can vest.

“**Personal Data**” means, data, whether true or not, about a Grantee who can be identified (a) from that data; or (b) from that data and other information to which the Group has or is likely to have access. Personal Data can be factual (such as a name, address, date of birth, photograph, identification number and photo or video image) or it can be an opinion (such as included in an employee's appraisal form).

“**Qualified Listing**” means any form of listing of Company on an internationally recognized stock exchange as approved by the Board.

“**Restriction**” has the meaning given to it in Rule 12.1.2.

“**Rules**” means the rules governing the operation of the Scheme set out in this document.

“**Scheme**” means this Share Option Scheme 2023 governed by the Rules hereunder.

“**Scheme Committee**” means prior to the completion of the Qualified Listing, the specified members of the Board and senior management of the Company who have been appointed from time to time to administer the Scheme; and upon the completion of the Qualified Listing, the compensation committee of the Company.

“**Security Interest**” means a mortgage, charge, pledge, lien or other encumbrance of any nature.

“**Share**” means the ordinary share of the Company.

“**Shareholder**” means a holder of a Share or Shares.

“**Total and Permanent Disability**”, in relation to a Grantee, means that such Grantee has, in the opinion of the Scheme Committee, after considering such medical and other evidence as it sees fit, become incapacitated to such an extent as to render the Grantee unlikely ever to engage in any occupation with the Group for which he or she is reasonably qualified by education, training or experience.

“**Transfer**” means to sell, assign, transfer, convey or otherwise dispose of or deal with.

“**Trust**” means the trust created pursuant to the Trust Deed.

"**Trust Deed**” means the trust deed dated 17 July 2023 executed among the Company, the Trustee and BSIP BVI.

"**Trustee**" means the trustee of the Trust.

"**Vesting Date**" has the meaning given to it in the Invitation.

"**Vesting Period**" has the meaning given to it in the Invitation.

2.2 Interpretation

In these Rules, unless the context otherwise requires:

(a) words importing the singular include the plural and vice versa;

(b) the masculine gender shall include the feminine and neuter genders and vice versa;

(c) references to a person includes the legal personal representative of that person and also corporations and other entities recognised by the Applicable Laws;

(d) headings are for convenience only and do not affect the interpretation of these Rules;

(e) references to any Applicable Laws includes that Applicable Laws as may be amended from time to time;

(f) where any word or phrase is given a defined meaning in these Rules, any part of speech or other grammatical form of that word or phrase has a corresponding meaning;

(g) if an act is to be done on a specified day which is not a Business Day, then it shall be done on the next Business Day;

(h) "Including" means "including without limitation"; and

(i) references to money (including references to "dollars" and expressions preceded by a "$" symbol) refer to the United States Dollar.

2.3 Primary Instruments

These Rules are to be interpreted in accordance with the Applicable Laws.

2.4 Rules are Binding on the Company and the Grantees

Subject to Rule 2.3 and 2.5, the Scheme:

(a) shall operate in accordance with these Rules; and

(b) binds the Company and each Grantee.

2.5 Severability

If any provision of these Rules is held by any Applicable Laws to be void, voidable, unenforceable or illegal, that provision shall be deemed modified to the extent required to comply with that Applicable Laws or, if necessary, shall be severed from the rest of the Rules, which shall remain in full force and effect.

3 Grant of Employee Options

3.1 Grant

3.1.1 One Employee Option entitles a Grantee (or BSIP BVI as the case may be) to subscribe for one Employee Share (as specified in the Invitation at specified Vesting Dates in accordance with the Vesting Period where applicable) by way of exercising the Employee Option.

3.1.2 In the event that a grant of an Employee Option results in a contravention of the Applicable Laws, such a grant shall forthwith be deemed to be null and void and be of no effect and the relevant Grantee shall have no claim whatsoever against the Group.

3.2 Maximum Grant

Subject to Rule 13.1, the Company shall not grant Employee Options that may result in the issue of Employee Shares in excess of the Maximum Size.

3.3 Employee Option is Personal

3.3.1 An Employee Option is personal to the Grantee to whom it is granted and, accordingly, the Employee Option granted under Rule 3.1 cannot be Transferred or assigned to any of the Grantee's nominees.

3.3.2 The purported Transfer of any Employee Options shall render such Employee Options null and void and such Employee Options shall lapse upon the purported Transfer thereof.

4 Invitation to Participate

4.1 Issue of Invitations

4.1.1 Subject to the Maximum Size, the Scheme Committee may, from time to time and in its absolute discretion, issue an Invitation to an Eligible Participant inviting his/her application for participation in the Scheme and setting out the number of Employee Options to be granted to the Eligible Participant as determined by the Scheme Committee. Participation includes the granting of Employee Options as set out in the Scheme, on such terms and conditions as the Scheme Committee determines.

4.1.2 An Invitation to participate in the Scheme shall include the following information (where applicable):

(a) the number of Employee Options to be granted (each Employee Option entitling the Eligible Participant (or BSIP BVI as the case may be) to one (1) Employee Share upon vesting and payment by the Grantee of the Exercise Price unless the Invitation states otherwise);

(b) where applicable, the Vesting Period and Vesting Date for the Employee Options;

(c) the Expiry Date for the Employee Options;

(d) the Exercise Price, which shall be fixed by the Scheme Committee;

(e) the Exercise Period;

(f) where applicable, any Performance Conditions attaching to the Employee Options including without limitation any Vesting Period; and

(g) any other conditions or restrictions attaching to Employee Shares issued upon exercise of Employee Options.

4.2 Determination by the Scheme Committee

4.2.1 The Scheme Committee may in their absolute discretion determine, from time to time, which Employees are entitled to participate in the Scheme and offer such number of Employee Options to such Employees (the "**Eligible Participants**") in accordance with these Rules and the Applicable Laws.

4.2.2 In determining which Employees will receive an Invitation, and the number of Employee Options to be offered to the Eligible Participants, the Scheme Committee shall take into account the following:

(a) the Group's policy for remunerating its Employees;

(b) the contribution (and potential contribution) by an Employee to the Group;

(c) the need to create incentives for the Employees to encourage retention and succession planning; and

(d) an Employee's demonstrated capacity to add primary equity value to the Group.

4.3 Waiver of Performance Conditions

4.3.1 The Scheme Committee may, in its discretion by giving notice to a Grantee:

(a) reduce or waive, in whole or in part, the Performance Condition(s) (if any) and Restrictions applicable to all or a specified number of Employee Options held by the Grantee (or BSIP BVI as the case may be);

(b) shorten the Vesting Period of any Employee Options;

(c) vest any or all of a Grantee's Employee Options, notwithstanding that any Performance Condition(s) have not been satisfied; and/or

(d) determine that vesting of any or all of a Grantee's Employee Options is subject to such further conditions as it determines,

at any time and in any particular case.

5 Acceptance

5.1 Acceptance

5.1.1 The Eligible Participant may at any time within the Acceptance Period, accept an Employee Option offered in the Invitation pursuant to these Rules. To accept the

Employee Option, the Eligible Participant must complete, sign and return to the Company the Acceptance Form within the Acceptance Period.

5.1.2 The Eligible Participant may accept or refuse the Employee Option offered. The Scheme Committee shall, within ten (10) Business Days of receipt of the Acceptance Form, acknowledge receipt of the same.

5.1.3 If an offer of grant of an Employee Option is not accepted in accordance with these Rules, such offer shall, upon the expiry of the relevant Acceptance Period, automatically lapse and shall forthwith be deemed to be null and void and be of no effect.

5.2 Period before Acceptance

5.2.1 Unless the Scheme Committee determines otherwise, an offer of an Employee Option shall automatically lapse and become null, void and of no effect and shall not be capable of acceptance if:

(a) it is not accepted in the manner as provided in Rule 5.1 within the Acceptance Period;

(b) the Eligible Participant dies prior to the Company's receipt of the Eligible Participant's Acceptance Form;

(c) the Eligible Participant ceases to be in the employment of the Group and/or ceases to be a Director, for any reasons, whatsoever prior to the Company's receipt of the Eligible Participant's Acceptance Form;

(d) BeLive Singapore is liquidated or wound-up prior to the Company's receipt of the Eligible Participant's Acceptance Form; or

(e) the Company is liquidated or wound-up prior to the Company's receipt of the Eligible Participant's Acceptance Form.

6 Vesting and Lapse of Employee Options

6.1 Vesting of Employee Options

All Employee Options shall be exercisable in full in respect of all the Employee Options that have already vested at the specified Vesting Dates (in accordance with the Vesting Periods) that may be set out in the Invitation relating to such Employee Options.

6.2 Lapse of Employee Options

6.2.1 Employee Options shall lapse and become null and void (resulting in the relevant Grantee having no claim whatsoever against the Group), on the earliest of the following occurrences:

(a) the Expiry Date;

(b) if any applicable Performance Conditions are not achieved within the prescribed period, being on or before the specified Vesting Dates in accordance with the Vesting Periods;

(c) if an order is made for the winding-up of any of either BeLive Singapore and/or the Company owing to its insolvency;

(d) the bankruptcy of the Grantee or the happening of any event which results in the Grantee's loss of the legal or beneficial ownership of an Option;

(e) the Grantee commits a grave misconduct, which includes the following acts or omission:

(i) any material or persistent breach of any of the duties or obligations assigned by any Group Company or the failure to carry out these duties or obligations diligently;

(ii) acting against the interests of any Group Company;

(iii) willfully engaging in conduct which is in the reasonable opinion of the Scheme Committee injurious to any Group Company, including conduct that constitutes a material violation of the policies, procedures or rules of any Group Company for the time being in force;

(iv) commission by the Grantee of an act of fraud, embezzlement, theft or any other act constituting a criminal offence involving dishonesty or moral turpitude under the Applicable Laws;

(v) material breach by the Grantee of any statutory or common law duty to any Group Company;

(vi) a breach of any confidentiality obligations to any Group Company; or

(vii) commission by the Grantee of an act which, in the reasonable opinion of the Scheme Committee, may discredit or prejudice the interest of any Group Company.

6.2.2 Except as otherwise determined by the Scheme Committee in its absolute discretion, if the Grantee's employment or engagement with any Group Company expires or terminates:

(a) any Employee Option that has not vested shall immediately terminate and lapse without any liability whatsoever on the part of the Group;

(b) any Employee Option which has vested but has not been exercised as at the date of resignation or termination shall immediately terminate and lapse without any liability whatsoever on the part of the Group.

6.2.3 Except as otherwise agreed between a Grantee and the Scheme Committee, if the Grantee's employment or engagement with any Group Company expires or terminates for any reason, the Company may require, and the Grantee agrees, to transfer to the Company all Employee Shares for the time being held by the Grantee (or BSIP BVI as the case may be), the Company shall reasonably determine the price for the transfer.

6.3 Fraud or Dishonesty

If, in the reasonable opinion of the Scheme Committee, a Grantee has acted fraudulently or dishonestly, or has breached his obligations to any Group Company, such Grantee's Employee Options shall lapse unless otherwise determined by the Scheme Committee.

6.4 Cancellation

Notwithstanding any other provision in these Rules, if the Scheme Committee and a Grantee have agreed that on the occurrence of a particular event or on a particular date some or all of the Employee Options granted to that Grantee may be cancelled, the Scheme Committee may cancel some or all of such Grantee's Employee Options on the occurrence of that event or on that date.

6.5 Earlier Vesting

6.5.1 Unless otherwise determined by the Scheme Committee in its absolute discretion, all unvested Employee Options shall, on the terms and conditions prescribed by the Scheme Committee, vest immediately upon:

(a) occurrence of a Liquidity Event; or

(b) such other events considered by the Scheme Committee, in its absolute discretion, to be appropriate to permit earlier vesting of such Employee Options.

6.5.2 If, in the circumstances set out under Rule 6.5.1, the Scheme Committee determines that any or all of the Employee Options of a Grantee should not vest, the unvested Employee Options shall automatically lapse.

7 Exercise of Employee Options

7.1 Subject to these Rules, and without prejudice to Rule 6.2, the Grantee may exercise any of his Employee Options during the Exercise Period.

7.2 A Grantee may exercise any of his Employee Options by lodging a Notice of Exercise accompanied by a valid cheque made payable to the Company for the applicable Exercise Price at the registered address of the Company (or such other place as the Scheme Committee may nominate for this purpose), or by such other means of payment as may be approved by the Scheme Committee from time to time.

7.3 The Company shall, within sixty (60) Business Days of receipt of the Notice of Exercise and the Exercise Price, allot and issue to the Grantee (or BSIP BVI as the case may be) that number of Employee Shares as set out in the Notice of Exercise , unless otherwise extended by the Company in writing to such date as may be decided by the Company.

8 Right to repurchase Employee Shares

8.1 Upon either of the following events occurring within 30 Business Days from the date of issuance of the Employee Shares:

8.1.1 bankruptcy of the Grantee;

8.1.2 death or Total and Permanent Disability of the Grantee; or

8.1.3 where the Grantee becomes of unsound mind,

The Company shall, subject to the Applicable Laws, be entitled but not obliged to, re-purchase or procure a third party to re-purchase, at Exercise Price, all or any of the Employee Shares that were, up to the time of any of the above events, being held by the Grantee (or BSIP BVI as the case may be).

8.2 For the purposes of the re-purchase, the Grantee (or BSIP BVI as the case may be) shall execute in blank and deliver to the Company the relevant share transfer form relating to the Grantee's Employee Shares and shall undertake all acts, and execute all other documents, necessary to give effect to the re-purchase contemplated by this Rule.

8.3 Employee Shares re-purchased by the Company may at the discretion of the Company either be cancelled or treated as treasury shares.

9 Duration of the Scheme

9.1 The Scheme shall continue to be in force and may be terminated at any time by the Scheme Committee in its absolute discretion and if the Scheme is so terminated, no further Employee Option shall be offered by the Company hereunder.

9.2 The termination of the Scheme shall be without prejudice to the rights accrued to Employee Option(s) which have been granted and accepted, whether such Employee Option(s) have been exercised (whether fully or partially) or not.

10 Rights and obligations of Grantees

10.1 Rights of Grantees

10.1.1 Nothing in these Rules shall confer on any Eligible Participants the right to receive an Invitation or to subscribe any Employee Options or Employee Shares under the Scheme.

10.1.2 The Employee Option shall not constitute an employment with any member of the Group or confer on any Grantee the right to continue as an Employee or Director.

10.1.3 The Employee Option shall not confer on any Grantee any special rights or privileges over his terms and conditions of employment with the Group with whom the Grantee is employed.

10.1.4 The Employee Option shall not affect any rights which the Group may have to terminate the employment of any Grantee.

10.1.5 The Employee Option shall not confer on any Grantee to increase its income for the purpose of calculating any employee benefits.

10.1.6 The Employee Option does not give rise to any grounds for increased damages in any action brought by any Group Company (as the case may be) in respect of any termination or for any other reasons connected with a Grantee’s employment or appointment.

10.1.7 The Employee Option does not confer on a Grantee any right to receive notice of, or to vote at, a meeting of members of the Group Company or any right to receive a dividend, before the vesting of that Employee Option and the exercise by the Grantee of the Employee Option in accordance with the relevant Invitation and the issue of the corresponding Employee Share.

10.1.8 The Grantee shall have no interest in any Shares forming the subject of his Employee Options unless and until those Employee Options have vested in accordance with these Rules and Employee Shares are issued or allocated to that Grantee (or BSIP BVI as the case may be) upon payment of Exercise Price.

10.2 Employment Contracts

It is acknowledged and accepted by each Grantee that the terms of the Scheme do not form part of the terms and conditions of a Grantee's employment contract (or contract of services), nor do the terms of the Scheme constitute a contract or arrangement (including any related condition or collateral arrangement) in relation to the Grantee's employment contract (or contract of services).

10.3 Obligations

In consideration of the Employee Shares being issued to a Grantee (or BSIP BVI as the case may be) following the vesting and exercise of the Employee Options, the holder of Employee Shares agrees to be bound by the Articles of the Company and any shareholders' agreement for the time being in force among the Shareholders.

11 Rights attaching to Shares

11.1 Rights of Employee Shares

Subject to the Trust Deed, all Employee Shares issued upon vesting of an Employee Option shall have the rights set out in the Articles of the Company as may be amended from time to time.

11.2 Ranking

Subject to the Trust Deed, all Employee Shares issued upon vesting of an Employee Option (and payment of the Exercise Price thereof) shall rank equally in all respects with the Shares.

12 Waiver on Restrictions on Share Dealings

12.1 The Scheme Committee may waive restrictions on Share dealings and/or transfers

12.1.1 Subject to the terms and conditions set out in the relevant Invitation, the Employee Shares cannot be transferred and/or assigned to any third parties save upon the occurrence of a Liquidity Event or otherwise as provided by these Rules.

12.1.2 Notwithstanding Rule 12.1.1, the Scheme Committee may waive, in its absolute discretion, the restriction on Transfer of Employee Shares (the "**Restriction**") for any Grantee.

13 Variation and Termination

13.1 Variation of Rules

13.1.1 The Scheme Committee may add to or vary any of these Rules (including the increase of the Maximum Size, subject to the relevant Shareholder' approval) or waive or modify the application of any of these Rules in relation to any Grantee at any time.

13.1.2 If an addition, variation, waiver or modification under Rule 13.1 derogates from the terms of the Employee Options held by any Grantee (or BSIP BVI as the case may be), the amendment shall not be made unless the additions, variations, waivers or modifications to the Rules are introduced primarily:

(a) for the purpose of complying with or conforming to Applicable Laws;

(b) in order to comply with the listing rules of any stock exchange upon which Shares are proposed to be listed;

(c) to take into consideration possible adverse tax implications to the Scheme arising from rulings from the relevant Government Authority, changes or proposed changes to tax legislation and/or changes in the interpretation of tax legislation by a competent court or tribunal;

(d) to correct a manifest error or mistake; or

(e) to cater for any additional shares and/or securities in the Company, or any options over or instruments convertible into such shares and/or securities, that may be offered to Employees by the Company in such manner as the Scheme Committee may determine from time to time.

13.1.3 Subject to this Rule 13, any amendment made pursuant to Rule 13.1 may be given such retrospective effect as is specified in written instrument or resolution by which the amendment is made.

13.1.4 As soon as reasonably practicable after the Company makes an amendment under Rule 13.1, the Company shall notify each Grantee of the amendment.

13.2 Adjustment to Terms of Employee Options

13.2.1 Subject to Rule 13.2.2, the Scheme Committee shall have the power to vary the terms of Employee Options.

13.2.2 For the avoidance of doubt, no variation of the terms an Employee Option shall be made without the prior written consent of the Grantee who holds the relevant Employee Option if such variation would have a materially prejudicial effect upon the Grantee, other than an adjustment or variation introduced primarily:

(a) for the purpose of complying with or conforming to Applicable Laws;

(b) to correct any manifest error or mistake;

(c) to comply with the terms of the Scheme; or

(d) to cater for any additional shares and/or securities in the Company, or any options over or instruments convertible into such shares and/or securities, that may be offered to Employees by the Company in such manner as the Scheme Committee may determine from time to time.

14 Administration of the Scheme

14.1 Discretion

14.1.1 Where these Rules provide for a determination, decision, approval or opinion of the Scheme Committee, such determination, decision, approval or opinion may be made or given by the Scheme Committee in its absolute discretion.

14.1.2 Any power or discretion which is conferred on the Scheme Committee by these Rules may be exercised by the Scheme Committee in the interest or for the benefit of the Company, and the Scheme Committee shall not, in exercising such power or discretion, be under any fiduciary or other obligation to any other person.

14.1.3 The Scheme Committee may appoint a sub-committee comprising of senior executives of a Group Company to assist it in the administration of the Scheme.

14.2 No Conflict

A member of the Scheme Committee shall not participate in any deliberation or decision in respect of Employee Option granted to or held by him.

14.3 Scheme Construction and Interpretation

The Scheme Committee shall have full power and authority to construe and interpret the Scheme.

14.4 Decision of Scheme Committee Final and Binding

The Scheme Committee's decisions in carrying out and administering the Scheme and in construing and interpreting the Scheme and any Employee Option delivered under the Scheme shall be final, binding and conclusive for all purposes and upon all interested persons.

14.5 Costs and Tax

14.5.1 Subject to these Rules, the Company shall pay (or procure the payment of) all expenses, costs and charges incurred in the administration of the Scheme in such amounts and proportions as the Scheme Committee sees fit.

14.5.2 The Company shall not be responsible for any tax (if applicable) which may become payable by a Grantee in connection with the acquisition of Employee Options or Employee Shares or any other dealings by a Grantee with Employee Options or Employee Shares.

15 Data Protection

15.1 The Grantee agrees that the Group Company may collect, use and disclose a Grantee's Personal Data necessary for the Company’s administration of the Scheme and the Grantee's participation in the Scheme, in accordance with the Applicable Laws. The Grantee's denial

and/or objection to the collection, use and disclosure of Personal Data may affect his ability to participate in the Scheme. As such, where required under the Applicable Laws, the Grantee:

(a) voluntarily consents to the collection, use, and disclosure of Personal Data as described herein; and

(b) authorizes Personal Data recipients to receive, possess, collect, use, retain, disclose and transfer the Personal Data, in electronic or other form, for purposes of implementing, administering and managing the Grantee's participation in the Scheme, including any requisite transfer of such Personal Data as may be required for the administration of the Scheme and/or the subsequent holding of Employee Shares on the Grantee's behalf to a broker or other third party with whom the Grantee may elect to deposit any Employee Shares subscribed pursuant to the Scheme.

15.2 Personal Data may be provided by the Grantee or collected, where lawful, from third parties, and the Group will process the Personal Data for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Scheme. Personal Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Personal Data is collected and with confidentiality and security provisions as set forth by the Applicable Laws. Personal Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Personal Data will be accessible within the Group's organization only by those persons requiring access for purposes of the implementation, administration and operation of the Scheme and for the Grantee's participation in the Scheme.

15.3 The Group will collect, use and disclose Personal Data as necessary for the purpose of implementation, administration and management of the Grantee's participation in the Scheme, and the Group may further disclose Personal Data to any third parties assisting the Group in the implementation, administration and management of the Scheme. These recipients may be located throughout the world.

15.4 The Grantee may, at any time, exercise his rights provided under Applicable Laws, including but not limited to the right to:

(a) request access to the Personal Data about the Grantee that is in the possession or under the control of the Group;

(b) request information about the ways in which the Personal Data referred to in Rule 15.4(a) above has been or may have been used or disclosed by the Group within a year before the date of the request; and

(c) request the correction of an error or omission in the Personal Data referred to in Rule 15.4(a) above.

The Grantee may seek to exercise these rights by contacting the Company's human resources department.

16 Notices

Any notice or direction given under these Rules is validly given if it is handed to the person concerned or sent by ordinary prepaid post to the person's last known address or in such manner as the Scheme Committee from time to time determines.

17 Attorney and Agent

Each Grantee (and/or its nominees where applicable), in consideration of an Invitation:

(a) irrevocably appoints the Group and any person nominated from time to time by the Group (each, an "**Attorney**"), severally, as the Grantee's attorney and agent to complete and execute any documents and to do all acts or things necessary on behalf of and in the name of the Grantee for the purpose of giving effect to the terms and conditions of this Scheme;

(b) covenants that the Grantee shall ratify and confirm any act or thing done pursuant to this power; and

(c) releases the Group and the Attorney from any liability whatsoever arising from the exercise of the powers conferred by this Scheme.

18 Advice

Each Grantee shall obtain his own independent professional advice as to the financial, taxation and other consequences to his participation in the Scheme.

19 Security Interests

The Grantee shall not grant any Security Interest in or over or otherwise Transfer or deal with any Employee Options or any interest therein without the written approval of the Scheme Committee. For the avoidance of doubt, any such unauthorized purported Security Interest, Transfer or dealing shall not be recognized in any manner by the Company.

20 Exclusion of Liability

Notwithstanding anything contained in these Rules, each Grantee acknowledges and agrees that any Group Company, Director or Employee shall not be liable for any loss or damage to any Grantee or any person claiming through a Grantee including any transferee which loss or damage arose from:

(a) any omission on the part of the Group to notify any Grantee of the terms and conditions of the Employee Options or that of these Rules;

(b) any change in the financial position of the Group and/or the value of the securities of the Group;

(c) the lapsing of any Employee Options under this Scheme; or

(d) anything done in connection with the Scheme,

unless such act or omission constitutes wilful misconduct on such person's part.

21 Contracts (Rights of Third Parties) Act (2001) of Singapore ("CTRPA")

No person other than the Grantee shall have any right to enforce any provision of the Scheme by the CTRPA.

22 Governing Law

The Rules and the rights of the Grantees under the terms and conditions of the Scheme shall be governed by, and in accordance with, the laws of the Republic of Singapore, and the Grantees submit to the non-exclusive jurisdiction of the courts of the Republic of Singapore.

SCHEDULE 1

BeLive Holdings (the "Company")
(Company No. 398086)

SHARE OPTION SCHEME 2023

Invitation Form

[date]

[name of Eligible Participant]
[address of Eligible Participant]

Dear [name of Eligible Participant],

The Scheme Committee of the Company is pleased to invite you to participate in the Company's share option scheme 2023 (the "**Scheme**"). Capitalized terms used herein, unless otherwise defined, are the same as those set out in the Scheme

The number of Employee Options offered to you and other key features of the Employee Options are set out under "Offer of Employee Options" below. You should however refer to the Rules, for a more precise and detailed operation of the Scheme.

Here is a summary of key features of this offer:

1. Offer of Employee Options

The Employee Options are offered to you on the terms and conditions set out in this Invitation and in the Rules.

Offer details are as follows:

Offer of Employee Options	
No. of Employee Options offered to you:	[●] Employee Options, each to subscribe one (1) Employee Share of the Company [(through BSIP BVI)].
Exercise Price:	$[●] per Employee Share
Grant Date:	[●]
Vesting Period:	[●]% of the Employee Options granted shall vest on [●] ([●]) months from the Grant Date (the "**Vesting Date**"). The remaining ([●]%) of the Employee Options shall vest in equal proportions at the end of each twelve-month period over the next [●] years ([●]) months after the Vesting Date.
Exercise Period:	Once your Employee Options have vested, they may be exercised in accordance with the Rules on any Business Day during the following periods in a

	calendar year: (i) [●] to [●] (both dates inclusive); and (ii) [●] to [●] (both dates inclusive).
Expiry Date:	The Employee Options shall expire on [●] or the Expiry Date as defined in the Scheme. If not exercised in accordance with the Rules, your Employee Options shall expire on upon your resignation or termination.
Post-vesting Restrictions (Restricted Shares):	[●] [Save as mentioned above,] the Employee Shares cannot be transferred or assigned to any nominees and/or any third parties save upon the occurrence of a Liquidity Event or otherwise provided by these Rules.
Performance Condition(s):	[●]
Any other condition or restriction applicable to Employee Options:	Your acceptance of the Employee Options set out in this Invitation Form shall be deemed to be an unconditional and irrevocable waiver by you of any right or entitlement you may have to any shares and/or securities, and to any options over or instruments convertible into shares and/or securities, in any subsidiary or associated entity of the Company.

This offer of Employee Options is made personally to you having regard to your existing relationship with the Group, and the Group's discussions with you indicating your interest in receiving offers of this kind, and this offer may only be accepted by you. Information contained in this document and given in connection with the Scheme is general information only. You are under no obligation whatsoever to accept this offer. However, if you wish to do so, you should first read the accompanying documents and obtain independent professional advice as required, to ensure that you understand your rights and obligations, having regard to your specific circumstances, including the potential benefits and the risks of loss, the circumstances in which your Employee Options will be forfeited, redeemed or converted to Employee Shares, and the tax implications of participating.

2. Acceptance

If you wish to accept the offer of the Employee Options on the terms of this Invitation, please sign and return the enclosed Acceptance Form not later than 5.00 p.m. on _________________, failing which this offer will lapse.

3. Conclusion

The Scheme Committee of the Company has a strong commitment to the belief that having key employees as equity stakeholders in the Company will be a powerful positive factor in its future success.

If you have any questions regarding the Scheme or this offer, please contact [insert name].

Signed by and on behalf of the Company:

[designation]

No advice is given by the Group, its Directors or Employees in connection with this offer. You will need to satisfy yourself of the risks and benefits of accepting this offer, and may consider obtaining independent professional advice.

SHARE OPTION SCHEME 2023

Acceptance Form

Date: ________________

To: The Scheme Committee of BeLive Holdings

Please print in block letters.		
Name in full	:	
Designation	:	
Address	:	
Nationality	:	
NRIC/Passport No.	:	

1. I have read your Invitation dated ________________ and agree to be bound by the terms of the Invitation and the Scheme. Capitalized terms used herein, unless otherwise defined, are the same as those set out in the Scheme.

2. I have been offered __________________ Employee Options. I hereby accept the aforesaid offer of Employee Options.

3. I acknowledge that the Employee Options shall be exercisable in accordance with the Rules.

4. I understand that I am not obliged to exercise the Employee Options.

5. I confirm that my acceptance of the Employee Options will not result in the contravention of any Applicable Laws in relation to the ownership of options or shares in the Company.

6. I agree to keep confidential all information pertaining to the offer of Employee Options to me.

7. I further acknowledge that you have not made any representation to induce me to accept the offer of Employee Options and that the terms of the Invitation, the Scheme and this Acceptance Form constitute the entire agreement between us relating to the offer.

Signed by:

____
Name:
Date:

SHARE OPTION SCHEME 2023

Notice of Exercise

Date: _______________

Total number of ordinary shares of ______________ (the "**Option Shares**") offered at $ _________ for each Option Share under the Scheme on [Grant Date]

Number of Option Shares previously subscribed thereunder: ________________________

Outstanding balance of Option Shares to subscribed thereunder: ________________________

Number of Option Shares now to be subscribed: ________________________

To: The Scheme Committee of BeLive Holdings
The Share Option Scheme 2023

Please print in block letters.		
Name in full	:	
Designation	:	
Address	:	
Nationality	:	
NRIC/Passport No.	:	

1. Pursuant to your Invitation dated _______________ and my acceptance hereof, I hereby exercise the Option to subscribe ________ Option Shares in BeLive Holdings (the "**Company**") at $________ for each Option Share.

2. I *enclose/will arrange to be forwarded to you a *cheque/cashier's order/banker's draft/postal order no. _____________ for $_____________ in payment for the total number of the said Option Shares.

3. I agree to subscribe the said Option Shares subject to the terms of the Invitation, the Scheme and the Articles of the Company.

4. I declare that I am acquiring the said Option Shares for myself and not as a nominee for any other person.

Signed by:

____

Name:
Date: